SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 2, 2007

CardioVascular BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51172	33-0795984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 Village Center Circle, Suite 250 Las Vegas, Nevada		89134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 702-839-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

The following information is furnished. The article attached as Exhibit 99.1 was published by Reuters on May 2, 2007 in London, U.K. An interview was conducted with Dr. Thomas Stegmann in the German language, which was later translated into the English language to create the article. In the article, Dr. Thomas Stegmann, our Co-President and Chief Medical Officer, was quoted as stating that, with respect to our Coronary Heart Disease trial, “we are currently in [the] Phase II. . .” portion of the FDA authorized clinical trials on our drug candidate, FGF-1141, and that “we are treating 120 patients. . . .” While the FDA has approved a protocol for conducting our Phase II trials, and we have commenced selection of medical institutions where we plan to conduct the Phase II trials, we have not yet commenced working with patients. We have recently submitted an amended protocol to the FDA for approval. Provided the amended protocol is approved, we will progress toward treating patients pursuant to the amended protocol.

In reviewing the attached article, the investing public is reminded, however, that all of the risk factors about our company, our drug candidates and the need for financing set forth in Item 1.A. entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2006, remain in full force and effect and are not to be considered mitigated in any way by the discussions in the article.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

99.1	May 2, 2007 Reuters article entitled “Interview – CVBT Looks to Raise 15 mln stg in London Issue.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

Date: May 7, 2007	By:	/s/ Mickael A. Flaa
Mickael A. Flaa, Chief Financial Officer